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                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                           FORM 8-K

                         CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)-September 11,1996

               ADVANCED VIRAL RESEARCH CORP.
       (Exact name of registrant as specified in its charter)

         Delaware                  33-2262-A         59-2646820
    (State or other juris-     (Commission File     (IRS Employer
    diction of incorporation)      Number)          Identification No.)

               1250 East Hallandale Beach Blvd.,  Suite 501
               Hallandale, Florida                    33009
       (Address or principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code: (954)458-7636


                           None
    (Former name or former address, if changed since last report)

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    Item 1.    Changes in Control of Registrant

          Not Applicable

    Item 2.    Acquisition or Disposition of Assets

          Not Applicable

    Item 3.    Bankruptcy or Receivership

          Not Applicable

    Item 4.    Changes in Registrant's Certifying Accountant

          Not Applicable

    Item 5.    Other Events

     On September 11, 1996, Advanced Viral Research Corp. (the "Company") received a written translation (the "Translation") of a report, in part authored by Dr. Juan Carlos Flichman, regarding certain results reported by Dr. Flichman in connection with a clinical trial assessing the efficacy of the Company's drug Reticulose on the Humanopapilloma Virus (the "Clinical Trial"). The Clinical Trial was conducted under Dr. Flichman's supervision in a hospital located in Buenos Aires, Argentina pursuant to a protocol developed by Dr. Flichman.

     The Translation provides that 20 persons (6 males and 14 females) diagnosed to be infected with HPV were treated topically with Reticulose. The Translation concludes that based on the remissions and the clinical improvement observed in 50% of the patients, the Translation recommends and encourages that Reticulose be used as an alternative in biological treatment in Humanopapilloma Viruses.

     A copy of the translation is provided as Exhibit 1 to this Current Report of Form 8-K.

    Item 6. Resignations of Registrant's Directors

            Not Applicable

    Item 7. Financial Statements and Exhibits

          (a)  Financial statements of business acquired

               None

          (b)  Pro forma financial information

               None

          (c)  Exhibits

          (1) Report, translated from Spanish to English, authored by Dr. Juan Carlos Flichman regarding certain results in connection with a clinical trial assessing the efficacy of the Company's drug Reticulose on the Humanpapilloma Virus.


    Item 8. Change in Fiscal Year

            Not Applicable

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ADVANCED VIRAL RESEARCH CORP.

                              (Registrant)



    Dated: September 25, 1996       By: /s/ William Bregman
                                        William Bregman
                                        Secretary-Treasurer




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                      LIST OF EXHIBITS


          (1) Report, translated from Spanish to English, authored by Dr. Juan Carlos Flichman regarding certain results in connection with a clinical trial assessing the efficacy of the Company's drug Reticulose on the Humanpapilloma Virus.